Exhibit 99.1

Metal Sky Star Acquisition Corporation Announces Plan to Liquidate

NEW YORK, September 22, 2026 – Metal Sky Star Acquisition Corporation (the “Company”) today announced that it will not be able to consummate an initial business combination by October 4, 2026, and pursuant to its Amended and Restated Memorandum and Articles of Association, the Company intends to liquidate promptly.

It is currently expected that public shareholders will receive approximately $16.41 per share from the trust account of the Company (i.e., after payment of taxes and up to $50,000 of interest to pay dissolution expenses) on or about October 2, 2026. Beneficial owners of the Company’s ordinary shares held in “street name” will not need to take any action in order to receive the redemption amount. The Company’s sponsor waived its redemption rights with respect to its outstanding founder shares and private placement shares. There will be no liquidating distributions with respect to the Company’s rights and redeemable warrants.

The Company expects that the last day of trading of the Company’s ordinary shares, redeemable warrants and units (collectively, the “Securities”) on the OTC Markets will be October 2, 2026.

About Metal Sky Star Acquisition Corporation

Metal Sky Star Acquisition Corporation is a blank check company incorporated in the Cayman Islands whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Wenxi He

Chief Executive Officer, Chief Financial Officer, and Director

221 River Street, 9th Floor, Hoboken, New Jersey 07030

201-721-8789

Email: olivia@metalskystar.com